U N I T E D   S T A T E S

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)	January 30, 2013

BANK OF HAWAII CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
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(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
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(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number,
including area code)	(888) 643-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                             Results of Operations and Financial Condition.

On January 30, 2013, Bank of Hawaii Corporation announced its results of operations for the quarter ended December 31, 2012.  The public announcement was made by means of a press release, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02(e).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2013, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) granted the following restricted stock awards under the 2004 Stock and Incentive Compensation Plan (the “Plan”) to Peter S. Ho, Chairman, CEO and President, Kent T. Lucien, Vice Chairman and Chief Financial Officer, Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary, and Mary E. Sellers, Vice Chairman and Chief Risk Officer:

GRANTEE	NUMBER OF SHARES
Peter S. Ho	31,580
Kent T. Lucien	10,530
Mark A. Rossi	10,530
Mary E. Sellers	10,530

The referenced restricted stock awards were made pursuant to individual Restricted Stock Grant Agreements, which provide for the restricted stock to vest in one-third blocks on March 3, 2014,  January 30, 2015 and January 29, 2016, provided that certain conditions of employment and Company performance objectives relating to the Company’s Net Income, Return on Assets, Return on Equity or Stock Price to Book Ratio, as compared to designated Peer Group performance, are achieved and certified by the Committee. Vesting is accelerated upon a change of control of the Company or upon the holder’s death or termination of employment with the Company due to disability.  A copy of the form 2013 Restricted Stock Grant Agreement referenced above is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 25, 2013, the Committee approved increases to 2013 base salary, effective April 1, 2013, for Peter S. Ho, Chairman, CEO and President in the amount of $150,000, for a total base salary of $900,000; Wayne Y. Hamano, Vice Chairman and Chief Commercial Officer in the amount of $25,000, for a total base salary of $350,000;  Kent T. Lucien, Vice Chairman and Chief Financial Officer in the amount of $25,000, for a total base salary of $450,000; Mark A. Rossi, Vice Chairman, Chief Administrative Officer, General Counsel and Corporate Secretary in the amount of $25,000, for a total base salary of $450,000; and Mary E. Sellers, Vice Chairman and Chief Risk Officer in the amount of $50,000, for a total base salary of $425,000.

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.

10.1                    2013 Restricted Stock Grant Agreement

99.1                    January 30, 2013 Press Release: Bank of Hawaii Corporation 2012 Financial Results.  Any internet addresses provided in this release are for informational purposes only and are not intended to be hyperlinks.  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	BANK OF HAWAII CORPORATION

	By	/s/ MARK A. ROSSI
Mark A. Rossi
Vice Chairman and Corporate Secretary